CONSULTING AGREEMENT BY AND BETWEEN ZEN DATA LLC AND SYBLEU INC.

Agreement made on made on June 23, 2020 by and between Zen Data LLC (“Consultant”) , a _______ whose address is at is 109 East 17th Street Suite 460 Cheyenne WY 82001 and Sybleu Inc. (“Company”) , a Wyoming corporation. Consultant and Company may be referred to individually as “Party” and collectively as “Parties”.

THERFORE IT IS AGREED AS FOLLOWS:

1. SCOPE OF SERVICES

Create and Develop Content for Website

Assist in Data Storage Systems

Assist with Computer Systems for the Company

Develop Materials for Presentations ( e.g. Powerpoint, Spreadsheets, etc.)

2. CONSIDERATION

Consultant shall be compensated on a “job by job” basis where Consultant and Company agree on a price per job prior to work being undertaken.

3. INDEPENDENT CONTRACTOR

The Parties are independent contractors. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Parties or constitute any Party to be the agent of the other Party for any purpose.

4. REPRESENTATIONS AND WARRANTIES

(a)       Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(b)       The execution, delivery and performance of this Agreement by Company does not and shall not constitute Company’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Company is a party, or by which Company is or may be bound.

(c) Consultant has the requisite power and authority to enter into and perform his obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(d) The execution, delivery and performance of this Agreement by Consultant does not and shall not constitute Consultant’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Consultant is a party, or by which Consultant is or may be bound.

5. TERM.

The Term of this Agreement is thirty days from execution. This agreement will automatically renew at the end of each term for a further term of thirty days unless either Party gives the other written notice of termination at least five days prior to the end of the relevant term.

6. ENTIRE AGREEMENT

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

7. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8. AMENDMENTS AND WAIVERS.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Consultant. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9. EXPENSES.

Each Party will bear his or its own costs and expenses (including, but not limited to, legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

10. GOVERNING LAW, VENUE

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SYBLEU INC. (COMPANY)	ZEN DATA LLC (CONSULTANT)
By:/s/David R. Koos David R. Koos	By: /s/Heather Cassady Heather Cassady
____________________	_______________________
Its: Chairman and CEO	Its: Manager